Copyright © Veeva Systems 2022 Safe Harbor and Other Information This presentation and associated commentary contain forward-looking statements regarding Veeva’s future performance, market size and opportunity, and financial outlook, including, in particular, guidance provided as of August 31, 2022 about Veeva’s expected future financial results. These statements are based on our current expectation and involve assumptions and internal estimates that may prove to be incorrect and are based on plans that may change. Actual results could differ materially from statements made here and we have no obligation to update such statements. There are also numerous risks that have the potential to negatively impact our financial performance, including as a result of competitive factors, customer decisions and priorities, events that impact the life sciences industry, issues related to the security or performance of our products, the pandemic, issues that impact our ability to hire, retain, and adequately compensate talented employees, fluctuations in foreign currency exchange rates, and general macroeconomic and geopolitical events (including inflationary pressures and impacts related to Russia’s invasion of Ukraine). We have summarized what we believe are the principal risks to our business in a section titled “Summary of Risk Factors” on pages 39 and 40 in our filing on Form 10-Q for the period ended July 31, 2022 which you can find here. Additional details on the risks and uncertainties that may impact our business can be found in the same filing on Form 10-Q and in our subsequent SEC filings, which you can access at sec.gov. We recommend that you familiarize yourself with these risks and uncertainties before making an investment decision. This presentation includes certain non-GAAP financial measures as defined by SEC rules. For additional information, see the slide titled “Statement Regarding Use of Non-GAAP Financial Measures” in the Appendix.

Copyright © Veeva Systems 2022 Guidance issued on August 31, 2022. Our Q3’23 total revenue and calculated billings guidance assumes foreign exchange rates will remain constant, which reflects FX headwinds of roughly $11 million and $10 million, respectively, as compared to Q3’22. We are not able, at this time, to provide GAAP targets for operating income and fully diluted net income per share for the third fiscal quarter ending October 31, 2022 because of the difficulty of estimating certain items excluded from non-GAAP operating income and non-GAAP fully diluted net income per share that cannot be reasonably predicted, such as charges related to stock-based compensation expense. The effect of these excluded items may be significant. Q3’23 Guidance Guidance Total Revenue $545-547 million Subscription Revenue ~$439 million Services Revenue $106-108 million Non-GAAP Operating Income $209-211 million Non-GAAP Fully Diluted Net Income per Share $1.07-1.08 Calculated Billings ~$365 million

Copyright © Veeva Systems 2022 Statement Regarding Use of Non-GAAP Financial Measures We provide the following non-GAAP measures, which we define as financial information that has not been prepared in accordance with generally accepted accounting principles in the United States, or GAAP: Non-GAAP gross margin, non-GAAP operating income and margin, non-GAAP net income, and non-GAAP net income per share. In addition to our GAAP measures, we use these non-GAAP financial measures internally for budgeting and resource allocation purposes and in analyzing our financial results. We believe that excluding stock-based compensation expense, amortization of purchased intangibles, deferred compensation associated with our acquisition of the Zinc Ahead business, and income tax effects of the same provides information that is helpful in understanding our operating results, evaluating our future prospects, comparing our financial results across accounting periods, and comparing our financial results to our peers, many of which provide similar non-GAAP financial measures. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. We encourage our investors and others to review our financial information in its entirety, not to rely on any single financial measure to evaluate our business, and to view our non-GAAP financial measures in conjunction with the most directly comparable GAAP financial measures. A reconciliation of GAAP to non-GAAP financial measures has been provided in the Appendix.